                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                               (AMENDMENT NO. 1)


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ /  Definitive Proxy Statement


/X/  Definitive Additional Materials

/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for use of the Commission only (as permitted by Rule
     14a-6(e)(2)

                           GENOME THERAPEUTICS CORP.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           GENOME THERAPEUTICS CORP.
    ------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           GENOME THERAPEUTICS CORP.
                         ------------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          IN LIEU OF AN ANNUAL MEETING

                        TO BE HELD ON FEBRUARY 16, 1996

To the Shareholders of
GENOME THERAPEUTICS CORP.:

     NOTICE IS HEREBY GIVEN that a Special Meeting in Lieu of an Annual Meeting of Shareholders of Genome Therapeutics Corp. (the "Company") will be held on February 16, 1996 at 1:00 p.m. at The Bank of Boston, 100 Federal Street, 35th Floor, Boston, Massachusetts, for the following purposes:

     A.  To elect six directors.

     B.  To consider approval of the Company's 1995 Stock Option Plan.

     C. To consider approval of the grant of a stock option to Robert J. Hennessey.

     D.  To consider approval of the grant of a stock option to Philip Leder.

     E.  To consider approval of the grant of a stock option to Lawrence Levy.

     F.  To consider approval of the grant of a stock option to Donald J.
McCarren.

     G.  To consider approval of the grant of a stock option to Steven M.
Rauscher.

     H. To ratify the selection of Arthur Andersen LLP as the Company's auditors for the fiscal year ending August 31, 1996.

     I. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

     The Board of Directors has fixed the close of business on December 19, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any adjourned session(s) thereof.

     All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed form of proxy as promptly as possible. Shareholders attending the meeting may vote in person even if they have returned a proxy.

                                          By Order of the Board of Directors,

                                          DAVID C. CHAPIN, Clerk

January 16, 1996
Boston, Massachusetts

                           GENOME THERAPEUTICS CORP.

                                PROXY STATEMENT
                         ------------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Genome Therapeutics Corp. (the "Company") for use at a Special Meeting in Lieu of an Annual Meeting of Shareholders to be held on February 16, 1996 (the "Annual Meeting"), or at any adjourned session(s) of that meeting, for the purposes set forth in the foregoing Notice. The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. This solicitation of proxies is being made by mail, although it may be supplemented by telephone, facsimile or personal solicitation by directors, officers, or other employees of the Company. No additional compensation will be paid to such individuals for such services. This Proxy Statement and accompanying proxy will be mailed on or about January 16, 1996, to all shareholders entitled to vote at the meeting. The address of the Company is 100 Beaver Street, Waltham, Massachusetts, 02154.

     Only shareholders of record at the close of business on December 19, 1995 will be entitled to notice of and to vote at the Annual Meeting. As of December 19, 1995, the Company had outstanding 13,729,761 shares of Common Stock, $.10 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised. It may be revoked by filing with the Clerk of the Company an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attending the meeting and electing to vote in person.

     A copy of the Company's 1995 Annual Report to Shareholders, including financial statements, is being mailed concurrently with this Proxy Statement to each shareholder entitled to vote at the Annual Meeting. THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR ENDED AUGUST 31, 1995 AND RELATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES TO EACH SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING WHO REQUESTS A COPY OF SUCH IN WRITING. REQUESTS SHOULD BE SENT TO GENOME THERAPEUTICS CORP., 100 BEAVER STREET, WALTHAM, MASSACHUSETTS, 02154, ATTENTION:
FENEL M. ELOI, VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER.

QUORUM, REQUIRED VOTES AND METHOD OF TABULATION

     Consistent with Massachusetts law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the Annual Meeting.

     The Company will count shares represented by proxies that withhold authority to vote for a nominee for election as a director, or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers and nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have the discretionary voting power in the particular matter) on any other matter, only as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but none of the withheld votes, abstentions, or broker non-votes will be counted as "cast" or have any effect on the outcome of voting on the particular matter, even though persons analyzing the results of the voting may interpret the results differently.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 19, 1995, certain information regarding all shareholders known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock, and the stock ownership of the Company's current directors and nominees, the Company's executive officers and of all directors and officers of the Company as a group:


                                                                        AMOUNT AND
                                                                        NATURE OF
                                                                        BENEFICIAL       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                 OWNERSHIP        OF CLASS
---------------------------------------                                 ----------       --------
Orrie M. Friedman...................................................    2,720,481(2)       19.8%
Robert J. Hennessey.................................................    1,600,000(5)       10.4%
Biotechnology Value Fund, L.P. .....................................    1,277,192(3)        9.3%
Philip Leder........................................................      137,250(4)        1.0%
Lawrence Levy.......................................................       25,000(4)        *
Donald J. McCarren..................................................       25,000(4)        *
Steven M. Rauscher..................................................       25,000(4)        *
Gerald F. Vovis, Ph.D...............................................      218,575(4)        1.6%
Fenel M. Eloi.......................................................      102,625(4)        *
John P. Richard.....................................................       96,250(4)        *
All directors and officers as a group (9 persons)...................    4,950,183(6)       31.1%

---------------

*   Less than 1%

(1) The address of all such persons is c/o the Company, 100 Beaver Street, Waltham, Massachusetts, 02154, except Biotechnology Value Fund, L.P. ("BVF"), whose address is c/o Grosvenor Capital Management, L.P., 33 West Wacker Drive, Suite 1600, Chicago, IL 60606.


(2) Includes 301,952 shares owned by, or in trust for, certain members of Dr. Friedman's family. Dr. Friedman disclaims beneficial ownership of these shares.



(3) Includes 447,014 shares owned by BVF; 373,560 shares owned by Biotech 1 Investment L.L.C. ("Biotech 1"); 265,036 owned by Biotech 2 Investment L.L.C. ("Biotech 2"); and 191,582 shares owned by Investment 10 L.L.C. ("Investment 10"; and collectively with BVF, Biotech 1 and Biotech 2 the "Funds"). BVI, Inc., a Delaware corporation ("BVI") is the general partner of BVF Partners, L.P. ("BV Partners") a Delaware limited partnership which is the general partner of BVF. BVI is an investment advisor to the Funds and shares voting power and dispositive power with respect to the Common Stock acquired by the Funds. Mark N. Lampert is the sole shareholder of BVI, which controls BV Partners, and therefore he may be deemed the beneficial owner of all of the Common Stock owned by the Funds.


(4) Includes 25,000 shares for each of Mr. Levy, Dr. McCarren and Mr. Rauscher, 137,250 shares for Dr. Leder, 102,625 shares for Mr. Eloi, 96,250 shares for Mr. Richard and 171,575 shares for Dr. Vovis which are issuable upon the exercise of vested options or options which are to become vested within 60 days following December 19, 1995. Excludes options which have been granted to directors and officers but which will not become vested within 60 days following December 19, 1995.

(5) Includes 1,600,000 shares which are issuable upon the exercise of vested options.


(6) Includes a total of 2,182,700 shares which may be issuable upon the exercise of vested options or options which are to become vested 60 days following December 19, 1995. Also includes 301,952 shares as to which Dr. Friedman disclaims beneficial ownership. Excludes options which have been granted to directors and officers but which will not become vested within 60 days following December 19, 1995.


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Executive officers, directors and greater than ten percent beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1995 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and other executive officers who earned more than $100,000 for the fiscal year ended August 31, 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                         ANNUAL COMPENSATION              COMPENSATION
                                                  ---------------------------------       ------------
                                                                                             AWARDS
                                                                                          ------------
                                                                                           SECURITIES
                                                                                           UNDERLYING
                                                                                             STOCK                 ALL
                                                                                            OPTIONS/              OTHER
                                                  FISCAL       SALARY        BONUS            SARS           COMPENSATION(1)
          NAME AND PRINCIPAL POSITION              YEAR           $            $               #                    $
-----------------------------------------------   ------       -------       ------       ------------       ----------------
Robert J. Hennessey............................    1995        258,655(2)    25,000               --               1,000
Chairman, President/CEO                            1994        244,116(3)    15,000               --                 288
                                                   1993        111,592(4)        --        1,600,000                  --
Fenel M. Eloi..................................    1995        108,800           --           40,500               1,000
Vice President,                                    1994        102,600           --           40,000               1,000
CFO & Treasurer                                    1993         94,950        5,000           45,000                 654
John P. Richard................................    1995        126,000(5)        --           40,000               1,000
Vice President                                     1994        117,892           --           30,000               1,000
Business Development                               1993        109,322(6)     7,500           10,000                 885
Gerald F. Vovis................................    1995        144,900           --            5,100               1,000
Sr. Vice President                                 1994        140,000           --           50,100               1,000
Research & Development                             1993        131,875       10,000           16,600               1,000

---------------

(1) These amounts represent Company contributions to the Company's 401(k) Plan.

(2) This amount includes $34,031 for temporary housing.

(3) This amount includes $36,608 for temporary housing.

(4) Mr. Hennessey joined the Company on March 15, 1993. This amount represents approximately 24 weeks of salary and $17,313 for temporary housing.

(5) This amount includes $2,507 for relocation expenses.

(6) This amount includes $5,228 for relocation expenses.


EXECUTIVE EMPLOYMENT AGREEMENT

     Robert J. Hennessey, Chairman of the Board (since May, 1994), President and Chief Executive Officer of the Company, has an employment agreement with the Company which commenced March 15, 1993 and ends on March 15, 1996. The agreement is subject to automatic extension annually thereafter unless prior written notice of nonrenewal is given. Mr. Hennessey's current base salary is $235,000, and is subject to increase each year, as determined by the Board of Directors or Stock Option and Compensation Committee. The percentage of the increase must be at least equal to the percentage increase, if any, during the preceding year in the Consumer Price Index -- Boston Region. The agreement entitles Mr. Hennessey to receive bonuses based on the Company's achievement of certain operating and financial goals. The amount of any bonus shall be determined by the Board (or a committee of the Board) pursuant to the agreement.

Mr. Hennessey was also awarded non-qualified stock options to purchase 1,600,000 shares of Common Stock upon hiring, 1,200,000 of which were vested as of August 31, 1995, and the balance of which have vested since that date.



     On December 21, 1995 the Board of Directors approved a new employment agreement (the "New Agreement") for Robert J. Hennessey. The New Agreement becomes effective on March 15, 1996, and terminates on March 15, 1998. The New Agreement is subject to automatic extension annually thereafter unless prior notice of nonrenewal is given. Mr. Hennessey will continue as Chairman of the Board, President and Chief Executive Officer of the Company with an annual base salary of $260,000, subject to increase each year as determined by the Board of Directors or the Stock Option and Compensation Committee. The percentage of the increase must at least be equal to the percentage increase, if any, during the preceding year in the Consumer Price Index -- Boston Region. The New Agreement entitles Mr. Hennessey to receive, on March 15, 1996, a bonus of $50,000 for his efforts in the Company achieving operating and financial goals from March 15, 1995 to March 15, 1996. Mr. Hennessey was also awarded, subject to shareholder approval, non-incentive stock options to purchase up to 300,000 shares of Common Stock, at an exercise price of $8.87 per share, the fair market value of the Common Stock on the date of the grant. The options by their terms vest on December 21, 2000 or earlier as follows: (i) 75,000 options will vest if the average closing price of the Common Stock for a period of 10 out of 20 consecutive trading days is $10.25 or higher; (ii) an additional 100,000 options will vest if the average closing price of the Common Stock for a period of 10 out of 20 consecutive trading days is $12.25 or higher and (iii) an additional 125,000 options will vest if the average closing price of the Common Stock for a period of 10 out of 20 consecutive trading days is $14.25 or higher. These options shall become fully vested upon the occurrence of a change in control (as defined). In addition, the agreement provides for the continuation of all compensation and benefits for a period equal to the lesser of the remaining term of the agreement or 8 months in the event that Mr. Hennessey's employment is terminated without cause (as defined) or terminates with good reason (as defined). In the event that Mr. Hennessey's employment is terminated by the Company within 12 months following a change in control (as defined) for any reason other than cause, the Company will pay him a lump sum cash payment equal to two times the base salary and bonus paid to Mr. Hennessey for the calendar year preceding the year in which the change in control occurs, and all accrued obligations (as defined). The agreement contains customary confidentiality and non-competition clauses.


     The following table reflects the stock options granted by the Company to the named executive officers for the fiscal year ending August 31, 1995:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                                                            POTENTIAL REALIZABLE
                           SECURITIES                                                         VALUE AT ASSUMED
                           UNDERLYING                                                       RATES OF STOCK PRICE
                            OPTIONS/      % OF TOTAL OPTIONS/    EXERCISE                     APPRECIATION FOR
                              SARS          SARS GRANTED TO       OR BASE                      OPTION TERM(1)
                             GRANTED         EMPLOYEES IN          PRICE      EXPIRATION    --------------------
         NAME                   #             FISCAL YEAR        ($/SHARE)       DATE          5%         10%
----------------------     ----------     -------------------    ---------    ----------    --------    --------
Robert J. Hennessey...         --                --                  --              --          --          --
Gerald F. Vovis.......       5,100(2)           1.4%               $2.03        11/07/04     $ 6,522    $ 16,517
Fenel M. Eloi.........      15,500(2)           4.4%                2.03        11/07/04      19,821      50,199
Fenel M. Eloi.........      25,000(3)           7.0%                5.31        07/17/05      83,525     211,669
John P. Richard.......      15,000(2)           4.2%                2.03        11/07/04      19,182      48,580
John P. Richard.......      25,000(3)           7.0%                5.31        07/17/05      83,525     211,669

---------------

(1) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionholders' continued employment through the option period, and the date on which the options are exercised.

(2) These incentive stock options were granted on November 7, 1994 and have a term of ten years. The options vest in four equal installments over the next four years on the anniversary of the date of grant.

(3) These non-incentive stock options were granted on July 17, 1995 and have a term of ten years. The options vest in four equal installments over the next four years on the anniversary of the date of grant.



     The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held on August 31, 1995 by each of the named executive officers:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                     NUMBER OF               VALUE OF
                                                                    SECURITIES              UNEXERCISED
                                                                    UNDERLYING             IN-THE-MONEY
                                                                    UNEXERCISED           OPTIONS/SARS AT
                                                                  OPTIONS/SARS AT         FISCAL YEAR-END
                                                                FISCAL YEAR-END (#)             ($)
                           SHARES ACQUIRED        VALUE            EXERCISABLE/            EXERCISABLE/
          NAME             ON EXERCISE (#)     REALIZED ($)        UNEXERCISABLE         UNEXERCISABLE(1)
------------------------   ---------------     ------------     -------------------     -------------------
Robert J. Hennessey.....       --                 --              1,200,000/400,000     7,275,000/2,425,000
Gerald F. Vovis.........       --                 --                 190,075/58,725       1,123,405/363,346
Fenel M. Eloi...........       --                 --                  96,250/99,250         597,234/496,019
John P. Richard.........       --                 --                  82,500/92,500         518,294/496,756

---------------

(1) The closing price of the Common Stock on August 31, 1995 was $7.69 as reported by NASDAQ National Market. Value is calculated on the basis of the difference between the option exercise price and $7.69 multiplied by the number of shares of Common Stock underlying the option.


     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 7 shall not be incorporated by reference into any such filings.

             REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

     The Stock Option and Compensation Committee of the Board of Directors (the "Compensation Committee") of the Company consists of Drs. Friedman and McCarren and Mr. Levy. The Compensation Committee's responsibilities include recommending to the Board of Directors the compensation of the Company's executive officers, administering the Company's stock option plans and approving the grant of stock options to employees of, and consultants to, the Company. No member of the Compensation Committee was an officer or employee of the Company during the year ended August 31, 1995.

     The Company's executive compensation programs reflect input and recommendations from the Company's Chief Executive Officer. The Compensation Committee reviews his proposals concerning executive compensation and makes a recommendation to the Board of Directors concerning the scope and nature of compensation arrangements. It is the Company's current policy to establish, structure and administer compensation plans and arrangements so that the deductibility to the Company of such compensation will not be limited under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Company and Mr. Hennessey are parties to an employment agreement. During the year ended August 31, 1995 Mr. Hennessey received a salary of $224,624 and a bonus of $25,000 under the agreement. Pursuant to the agreement, in March 1993 Mr. Hennessey was granted an option to purchase up to 1,600,000 shares of the Company's Common Stock. See "Executive Compensation -- Executive Employment Agreement".

     Mr. Hennessey's base salary and bonus reflect Mr. Hennessey's and the Company's accomplishments since his employment with the Company began in March 1993 and during fiscal 1995. During this period, Mr. Hennessey oversaw the divestiture of the Company's unprofitable genetic testing business, completed two private placement financings in which the Company received net proceeds totaling approximately $3,600,000, and increased the Company's visibility in the pharmaceutical and investment communities which led to a significant increase in the price of the Company's Common Stock during the period. No specific weight was assigned to any of these accomplishments by the Compensation Committee in setting Mr. Hennessey's compensation.

EXECUTIVE OFFICER COMPENSATION

     The Company maintains compensation and incentive programs designed to motivate, retain and attract management. The compensation levels provided for the Company's executive officers reflect consideration of the compensation levels of comparable companies and the performance and potential of the officer.

     Ongoing executive officer compensation is determined subjectively, in that the Chief Executive Officer provides recommendations to the Compensation Committee for the proposed remuneration of the Company's officers based on his evaluation of those individuals' performance against objectives jointly formulated by the Chief Executive Officer and the officers, any change in their responsibilities, their potential to contribute to the success of the Company and the compensation levels of similarly situated employees of comparable companies. No specific weights have been assigned to these factors by the Compensation Committee.

     Officer compensation is generally composed of cash compensation and option grants under the Company's stock option plans. The Company believes strongly in the use of stock options to align the interests of its employees, particularly its executive officers, with the interests of the Company's shareholders. Options generally vest over a period of years, in order to serve as a future incentive. There is no formula for the award of stock options to individual executives. Factors considered in making option awards include the officer's existing equity or stock option position, the importance to the Company of retaining the officer's services, the officer's potential to contribute to the success of the Company and the officer's past contributions to the Company.

                                  STOCK OPTION AND COMPENSATION COMMITTEE

                                  Orrie M. Friedman
                                  Donald J. McCarren
                                  Lawrence Levy

                               PERFORMANCE GRAPH

NOTE: The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               AMONG GENOME THERAPEUTICS CORP., THE S&P 500 INDEX
                        AND THE AMEX BIOTECHNOLOGY INDEX

     The graph below compares the relative cumulative total returns to the Company's shareholders with the cumulative total of the S&P 500 Index and the Amex Biotechnology Index over the last five years.

                                    Genome
      Measurement Period         Therapeutics                     AMEX BIO-
    (Fiscal Year Covered)            Corp.       S & P 500       TECHNOLOGY
8/90                               100.00          100.00          100.00
8/91                                92.00          127.00          253.00
8/92                                88.00          137.00          228.00
8/93                                85.00          158.00          180.00
8/94                               123.00          166.00          152.00
8/95                               477.00          202.00          175.00


                                   PROPOSAL A

                           ELECTION OF SIX DIRECTORS

     The Board of Directors has fixed the number of directors at six. It is intended that the enclosed proxy will be voted for the election of the six persons named below unless such authority has been withheld in the proxy. Each director will hold office until the next annual meeting and until his successor is elected and shall have been qualified. The six nominees for election as directors who receive the greatest number of votes properly cast for the election of directors shall be elected directors of the Company. If any nominee should be unavailable for election at the time of the Annual Meeting (which is not presently anticipated) the persons named as proxies may vote for another person in their discretion or may vote for fewer than six directors. All of the nominees are currently directors of the Company and were elected at the 1995 Annual Meeting. All have agreed to serve as directors if elected at the Annual Meeting.

     Directors of the Company who are not also employees receive an annual retainer of $4,000 and a meeting attendance fee of $1,000 per meeting plus out-of-pocket expenses.

     The nominees for directors of the Company who are proposed for election at the Annual Meeting, their ages, and a description of their principal occupations are set forth in the following table. The principal occupations and business experience of the nominees for the past five years have been with the employers indicated, although in some cases they have held different positions with such employers.

                                                                                          DIRECTOR
         NAME             AGE         PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS         SINCE
-----------------------   ---    ------------------------------------------------------   --------
Robert J. Hennessey....   53     Mr. Hennessey became Chief Executive Officer and           1993
                                 President of the Company in March 1993 and was elected
                                 Chairman of the Board in May 1994. From 1990 to March
                                 1993, Mr. Hennessey was President of Hennessey &
                                 Associates, Ltd., a consulting firm, and from 1980 to
                                 1990 he was a Vice President of Sterling Drug, Inc., a
                                 pharmaceutical company.
Orrie M. Friedman......   80     Dr. Friedman, the founder and a director of the            1962
                                 Company, served as President and Chief Executive
                                 Officer of the Company until March 1993 and served as
                                 Chairman of the Board until 1994. Dr. Friedman is
                                 currently President of Grenfell Development
                                 Corporation, a development stage biopharmaceutical
                                 company.
Philip J. Leder........   61     Dr. Leder, a director of the Company, has served as        1994
                                 the John Emery Andrus Professor of Genetics and
                                 Chairman of the Department of Genetics at Harvard
                                 Medical School since 1980. He has also been a Senior
                                 Investigator of the Howard Hughes Medical Institute
                                 since 1986. Dr. Leder is a director of Monsanto
                                 Company, Inc.
Lawrence Levy..........   72     Mr. Levy, a director of the Company, is Chairman of        1986
                                 the Board of Directors and President of Northern
                                 Ventures Corporation, an international management and
                                 business consulting firm. He has held this position
                                 since 1982.
Donald J. McCarren.....   55     Dr. McCarren is a director of the Company and since        1993
                                 October 1994 has been the President, Chief Executive
                                 Officer and a director of Tacora Corp., a drug
                                 delivery company. From 1992 to 1994, Dr. McCarren was
                                 the President and Chief Operating Officer of
                                 ImmunoGen, Inc., a biopharmaceutical company, and from
                                 1990 to 1992 Dr. McCarren was the President of Adria
                                 Laboratories, a division of Erbamont, N.V., a
                                 biopharmaceutical company.

                                                                                          DIRECTOR
         NAME             AGE         PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS         SINCE
-----------------------   ---    ------------------------------------------------------   --------
Steven M. Rauscher.....   42     Mr. Rauscher is a director of the Company and has been     1993
                                 the Chief Executive Officer and a director of
                                 Affiliated Research Centers, Inc. since 1995. From
                                 1993 to 1995 Mr. Rauscher was President and Chief
                                 Executive Officer of Pharmedic, Inc., a
                                 biopharmaceutical company, and from 1976 to 1993, he
                                 was Vice President of Abbott Laboratories, a
                                 biopharmaceutical company.

     In connection with the purchase of Common Stock by The Dow Chemical Company ("Dow") in 1981, Dr. Friedman agreed that, as long as Dow owns at least 2% of the Company's outstanding Common Stock, he will vote all shares of Common Stock then owned by him and will otherwise use his best efforts to cause and maintain the election to the Board of Directors of a mutually satisfactory representative of Dow. Dow has advised Dr. Friedman that it does not wish to have a representative on the Board at this time.

     The Board of Directors held 7 meetings during fiscal 1995. In fiscal 1995, each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of each committee on which they serve.

     The Board of Directors has established an Audit Committee consisting of Mr. Rauscher, Dr. McCarren, and Mr. Levy which held 1 meeting during fiscal 1995. The duties of the Audit Committee consist of reviewing with the Company's independent auditors and its management the scope and results of the annual audit, the scope of other services provided by the Company's auditors, proposed changes in the Company's financial and accounting standards and principles, the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and making recommendations to the Board of Directors on the engagement of independent auditors.

     The Board of Directors has established a Stock Option and Compensation Committee, consisting of Drs. Friedman and McCarren and Mr. Levy. The duties of the Stock Option and Compensation Committee consist of recommending to the Board of Directors the compensation of the Company's executive officers, administering the Company's stock option plans and approving the grant of stock options to employees of, and consultants to, the Company. During fiscal 1995, the Stock Option and Compensation Committee held 4 meetings.

     The Board of Directors has established a Nominating Committee, consisting of Mr. Levy and Drs. Friedman and Leder. The duties of the Nominating Committee consist of considering and making recommendations regarding candidates for election to the Board of Directors. The Nominating Committee was established in November 1995, and held no meetings during fiscal 1995. The Nominating Committee does not consider nominees recommended by shareholders.

THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE SIX NOMINEES
DESCRIBED ABOVE.

                               EXECUTIVE OFFICERS

     The executive officers of the Company who are not also directors of the Company are as follows.

                    NAME                                    POSITION
          -------------------------  ------------------------------------------------------
          Fenel M. Eloi............  Vice President, Treasurer and Chief Financial Officer
          John P. Richard..........  Vice President -- Business Development
          Gerald F. Vovis, Ph.D....  Senior Vice President -- Research and Development

     Fenel M. Eloi joined the Company in September 1989 as Corporate Controller and was promoted to his current position in 1991. Between 1984 and 1989, Mr. Eloi held various financial management positions at GTE. Prior to 1984, he held various financial positions, both domestic and international, with Haemonetics Corporation and Simplex Time Recorder Co.

     John P. Richard became Vice President - Business Development in June 1993. From 1991 to June 1993, Mr. Richard served the Company as Vice President, Sales and Marketing for Collaborative Diagnostics, a start-up genetic reference laboratory wholly owned by the Company. In 1987, Mr. Richard founded IMPATH Laboratories, a cancer pathology laboratory, located in New York City. He served as President of IMPATH from 1987 to 1990. Prior to this, he held positions in operations, corporate planning and marketing at Microbiological Associates and Biogenex.

     Gerald F. Vovis, Ph.D. has served as the Senior Vice President-Research and Development since 1991. He has held positions of increasing responsibility since joining the Company in 1980. Before joining the Company, Dr. Vovis spent ten years in the Genetics Department of Rockefeller University in New York City as a Research Associate and faculty member.

                                   PROPOSAL B

                       ADOPTION OF 1995 STOCK OPTION PLAN

GENERAL

     On November 16, 1995, the Board of Directors adopted the 1995 Stock Option Plan (the "1995 Plan"), subject to shareholder approval. The 1995 Plan's eligibility criteria are intended to encompass the employees, consultants and advisers of the Company and its subsidiaries.

     Subject to adjustment for stock splits and similar events, the total number of shares of Common Stock that can be issued under the 1995 Plan is 750,000 shares. If any award under the 1995 Plan expires (or is terminated) without having been exercised in full, the number of shares of Common Stock as to which such award was not exercised will be available for future grants.

     The proceeds received by the Company from exercises of awards under the 1995 Plan will be used for general corporate purposes. The shares of Common Stock to be issued upon exercise of awards granted under the 1995 Plan will be authorized but unissued shares or shares reacquired by the Company. No fractional shares of Common Stock will be delivered under the 1995 Plan.

SUMMARY OF THE 1995 PLAN

     The 1995 Plan is set forth as Exhibit A to this Proxy Statement. The following description of certain features of the 1995 Plan is qualified in its entirety by this reference.

     Administration; Eligible Employees. The 1995 Plan will be administered by the Compensation Committee of the Board of Directors, all of the members of which are "disinterested persons" as that term is defined under rules promulgated by the Securities and Exchange Commission, and "outside directors" within the meaning of section 162(m) of the Code. All members of the Compensation Committee serve at the pleasure of the Board.

     The Compensation Committee has full power to select, from among the personnel eligible for options, the individuals to whom options will be granted and to determine the specific terms of each option, subject to the provisions of the 1995 Plan. Persons eligible to participate in the 1995 Plan will be employees, consultants, and advisers, whether or not they are officers or directors, of the Company or any of its subsidiaries. Subject to certain adjustments for stock splits and similar events, the maximum number of shares of Common Stock with respect to which an award may be granted to any participant during any single fiscal year is 500,000.

     General Terms of Options. The 1995 Plan permits the granting of options that qualify as incentive stock options under the Code ("incentive options" or "ISOs"), stock options that do not so qualify ("nonstatutory options"), and stock appreciation rights ("SARs"). The option exercise price of each option shall be determined by the Compensation Committee but shall not be less than 100% of the fair market value of the shares on the date of grant in the case of ISOs (110% in the case of ISOs granted to a ten percent or greater shareholder), nor shall the exercise price be less, in the case of an original issue, than the par value per share of the Common Stock.

     The term of each option will be fixed by the Compensation Committee but may not exceed ten years from the date of grant (five years in the case of an incentive option granted to a ten percent or greater shareholder). The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Compensation Committee.

     The exercise price of options granted under the 1995 Plan must be paid in full in cash or check, bank draft or money order unless the Compensation Committee permits payment by delivery of shares of Common Stock or an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price.

     Each SAR will entitle the participant to receive upon exercise the excess of the share's value on the date of exercise over the share's fair market value on the date it was granted. No SAR will be exercisable later than ten years after the date of grant.

     If an employee's employment terminates, other than because of death or discharge for cause which in the opinion of the Compensation Committee casts such discredit on the employee as to justify termination of the award, any award held by the employee will be exercisable only to the extent the employee would have been permitted to exercise the award at the date of such termination, and then only within three months of the date of such termination (or such longer period as the Compensation Committee may determine). In the case of a participant who is not an employee, provisions relating to the exercisability of awards following termination of service shall be specified in the award. If a participant dies at a time when he is entitled to exercise an award, such award may be exercised by such participant's legal representatives or beneficiaries at any time within three years (or such shorter period as the Board or the Compensation Committee may determine) after his death. In no event, however, would any award be exercisable later than ten years from the date of grant.

     Adjustment for Stock Dividends, Mergers, etc. The Compensation Committee is required to make appropriate adjustments in connection with outstanding awards and the maximum number of shares that may be delivered under the 1995 Plan to reflect stock dividends, stock splits, extraordinary distributions, recapitalizations and similar events.

     Nontransferability of Awards. Except as the Board may otherwise determine in connection with gifts, no award granted under the 1995 Plan may be transferred other than by will or by the laws of descent and distribution, and during a participant's lifetime an award may be exercised only by the participant (or, in the event of a participant's incapacity, the person or persons legally appointed to act on the participant's behalf).

     Changes in Stock. In the event of a stock dividend or other distribution to common stock holders other than a normal cash dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock or securities of the Company subject to awards then outstanding or subsequently granted under the Plan, the exercise price of such awards, the maximum number of shares or securities that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board.

     Tax Withholding. The Compensation Committee in its discretion may permit a participant to elect to have the Company hold back from the shares to be delivered upon exercise, or to deliver to the Company, shares of Common Stock having a value sufficient to satisfy all federal, state and local withholding tax requirements. Such withholding tax obligations would otherwise be required to be paid in cash by the participant on the date of exercise.

     Effect, Discontinuance, Cancellation, Amendment and Termination. Neither adoption of the 1995 Plan nor the grant of awards to a participant will affect the Company's right to grant such participant awards that are not subject to the 1995 Plan, to issue to such participant Common Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Common Stock may be issued.

     The Compensation Committee may at any time discontinue granting awards under the Plan. With the consent of the participant, the Compensation Committee may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the Compensation Committee specified. The

Board may at any time or times amend the Plan or any outstanding award for the purpose of satisfying the requirements of Section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment shall, without the approval of the shareholders of the Company effectuate a change for which shareholder approval is required in order for the Plan to continue to qualify under Rule 16b-3 under the Securities Exchange Act of 1934 or Section 422 of the Code, and no such amendment shall adversely affect the rights of any participant (without his consent) under any award previously granted. Currently, the incentive stock option regulations would require shareholder approval for an increase in the maximum number of shares issuable pursuant to incentive options under the 1995 Plan or a modification in eligibility requirements under the 1995 Plan. In order to qualify for the exemption available under Rule 16b-3 an amendment would currently require such approval if it materially increased benefits accruing to directors or officers of the Company under the 1995 Plan, materially increased the number of securities issuable under the 1995 Plan or materially modified eligibility requirements under the 1995 Plan.


     Effective Date of 1995 Plan. As of the date of this Proxy Statement, the Compensation Committee has granted options to purchase 60,000 shares under the 1995 Plan subject to shareholder approval of the 1995 Plan. Upon approval by the shareholders, the 1995 Plan will be effective as of November 16, 1995, and will continue in effect through January 16, 2005, unless earlier terminated by the Board.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Incentive Options. No taxable income is realized by the optionee upon the grant or, in general, the exercise of an ISO. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO are sold more than two years from the date of grant of the ISO and more than one year after the transfer of such shares to the optionee, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an ISO may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year or one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arm's length sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. Special rules will apply where all or a portion of the exercise price of the ISO is paid by tendering shares of Common Stock.

     If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonstatutory stock option. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment, in the case of termination by reason of permanent and total disability), except in certain cases where the ISO is exercised after the death of the optionee. Also, an ISO will not be eligible for the tax treatment described above to the extent that it, together with other ISOs granted to the same individual, first became exercisable in any calendar year for shares of Common Stock having a fair market value (determined at time of grant) in excess of $100,000.

     Nonstatutory Options. With respect to nonstatutory options under the 1995 Plan, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company may claim a tax deduction for the same amount, and (b) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held (but no additional deduction will be available to the Company). In the case of nonstatutory options granted to an employee, the ordinary income associated with exercise constitutes wages subject to withholding.

RECOMMENDATION

     The Board of Directors believes that the 1995 Plan, by permitting further grants of awards to acquire Common Stock of the Company, will benefit the Company and assist it in meeting the competitive situation created by the incentive compensation programs of other companies. Accordingly, the Board of Directors believes that the proposal is in the best interests of the Company and its shareholders and recommends that the shareholders approve the 1995 Plan.

     It is the intention of the persons named as proxies to vote the shares to which the proxy relates to approve the 1995 Plan, unless instructed to the contrary. The 1995 Plan will not take effect unless it is approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL B.

                                   PROPOSAL C

         APPROVAL OF THE GRANT OF A STOCK OPTION TO ROBERT J. HENNESSEY


     On December 21, 1995, the Board of Directors of the Company granted, subject to shareholder approval, a non-incentive stock option covering 300,000 shares of Common Stock to Robert J. Hennessey, Chairman of the Board of the Company in connection with the renewal of his employment agreement with the Company. The exercise price of the option is $8.87 per share, the fair market value on the date of the grant. The options by their terms vest on December 21, 2000 or earlier as follows: (i) 75,000 options will vest if the average closing price of the Common Stock for a period of 10 out of 20 consecutive trading days is $10.25 or higher; (ii) an additional 100,000 options will vest if the average closing price of the Common Stock for a period of 10 out of 20 consecutive trading days is $12.25 or higher and (iii) an additional 125,000 options will vest if the average closing price of the Common Stock for a period of 10 out of 20 consecutive trading days is $14.25 or higher. These options shall become fully vested upon the occurrence of a change in control, as defined in the New Agreement.


     Approval of the grant of Mr. Hennessey's stock option requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL C.

                                   PROPOSAL D

          APPROVAL OF THE GRANT OF A STOCK OPTION TO DR. PHILIP LEDER

     On November 16, 1995, the Board of Directors of the Company granted, subject to shareholder approval, a non-incentive stock option covering 20,000 shares of Common Stock to Dr. Philip Leder, a director of the Company. The exercise price of the option is $7.25 per share, the fair market value on the date of grant. The option vests on November 16, 2000, or earlier as follows: (i) 50% will become fully vested if the average closing price of the Common Stock for a period of 10 out of 20 consecutive trading days is $9.425 or higher; and
(ii) an additional 50% will become fully vested if the average closing price of the Common Stock for a period of 10 out of 20 consecutive trading days is $11.60 or higher.

     Approval of the grant of Dr. Leder's stock option requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL D.

                                   PROPOSAL E

            APPROVAL OF THE GRANT OF A STOCK OPTION TO LAWRENCE LEVY

     On November 16, 1995, the Board of Directors of the Company granted, subject to shareholder approval, a non-incentive stock option covering 20,000 shares of Common Stock to Lawrence Levy, a director of the Company. The exercise price of the option is $7.25 per share, the fair market value on the date of grant. The option by its terms vests on November 16, 2000 or earlier as follows:
(i) 50% will become fully vested if the average closing price of the Common Stock for a period of 10 out of 20 consecutive trading days is $9.425 or higher; and (ii) an additional 50% will become fully vested if the average closing price of the Common Stock for a period of 10 out of 20 consecutive trading days is $11.60 or higher.

     Approval of the grant of Mr. Levy's stock option requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL E.

                                   PROPOSAL F

         APPROVAL OF THE GRANT OF A STOCK OPTION TO DONALD J. MCCARREN

     On November 16, 1995, The Board of Directors of the Company granted, subject to shareholder approval, a non-incentive stock option covering 20,000 shares of Common Stock to Donald J. McCarren, a director of the Company. The exercise price of the option is $7.25 per share, the fair market value on the date of grant. The option by its terms vests on November 16, 2000 or earlier as follows: (i) 50% will become fully vested if the average closing price of the Common Stock for a period of 10 out of 20 consecutive trading days is $9.425 or higher; and (ii) an additional 50% will become fully vested if the average closing price of the Common Stock for a period of 10 out of 20 consecutive trading days is $11.60 or higher.

     Approval of the grant of Dr. McCarren's stock option requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock presented at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL F.

                                   PROPOSAL G

         APPROVAL OF THE GRANT OF A STOCK OPTION TO STEVEN M. RAUSCHER

     On November 16, 1995, the Board of Directors of the Company granted, subject to shareholder approval, a non-incentive stock option covering 20,000 shares of Common Stock to Steven M. Rauscher, a director of the Company. The exercise price is $7.25 per share, the fair market value on the date of grant. The option by its terms vests on November 16, 2000 or earlier as follows: (i) 50% will become fully vested if the average closing price of the Common Stock for a period of 10 out of 20 consecutive trading days is $9.425 or higher; and
(ii) an additional 50% will become fully vested if the average closing price of the Common Stock for a period of 10 out of 20 consecutive trading days is $11.60 or higher.

     Approval of the grant of Mr. Rauscher's stock option requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL G.

                                   PROPOSAL H

                     RATIFICATION OF SELECTION OF AUDITORS

     Arthur Andersen LLP, Boston, Massachusetts, has been selected by the Board of Directors of the Company as auditors of the Company for the fiscal year ending August 31, 1996. Unless otherwise indicated, proxies will be voted in favor of ratifying the selection of Arthur Andersen as auditors. A representative of Arthur Andersen will be present at the Annual Meeting if requested by a shareholder (either in writing or by telephone) in advance of the Annual Meeting. Such requests should be directed to the Clerk of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL H.

                              CERTAIN TRANSACTIONS

     Effective March 31, 1994, Dr. Leder agreed to serve as Chairman of the Company's Scientific Advisory Committee. In consideration therefor, Dr. Leder receives $1,000 per day for any days in excess of two days per quarter. Dr. Leder has agreed to be available for such consulting at least one day per calendar quarter. During fiscal 1995, Dr. Leder received $500 in consideration of his consulting services.

     Effective July 1, 1994, the Company entered into a consulting agreement with Dr. Orrie Friedman as Scientific Advisor. In consideration therefor, Dr. Friedman receives a cash retainer of $2,000 per month. In addition, the Company provides Dr. Friedman with an office, health and dental insurance coverage. During fiscal 1995, Dr. Friedman received $31,154 in consideration of his consulting services.


     On March 20, 1995 BVF, Investment 10 and Biotech 1 purchased, respectively, 261,490, 112,070 and 373,560 shares of Common Stock directly from the Company for $2.43 per share. In connection with this private placement, BVF, Investment 10 and Biotech 2 acquired warrants (the "Warrants") to purchase, in the aggregate, 896,544 additional shares of Common Stock at an exercise price of $2.43 per share. On July 21, 1995, BVF, Investment 10 and Biotech 2 exercised their Warrants using the cashless conversion feature contained therein. Pursuant to such conversion, BVF acquired 185,524 shares of Common Stock, in consideration for which it surrendered the right to acquire 128,265 shares of Common Stock, Investment 10 acquired 79,512 shares of Common Stock, in consideration for which it surrendered the right to acquire 54,972 shares of Common Stock and Biotech 2 acquired 265,036 shares of Common Stock, in consideration for which it surrendered the right to acquire 183,237 shares of Common Stock. The exercise of the Warrants resulted in the net issuance of 530,072 shares of Common Stock. The net issuance represents the excess fair market value of the shares purchasable pursuant to the Warrants on the date of exercise over the total exercise price of such warrants.


                             SHAREHOLDER PROPOSALS

     In order for any proposal that a shareholder intends to present at next year's annual meeting of shareholders to be eligible for inclusion in the Company's proxy material for that meeting, it must be received by the Clerk of the Company at the Company's offices in Waltham, Massachusetts, no later than September 20, 1996.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their best judgment.

     In the event that sufficient votes in favor of any of the proposals set forth in the accompanying Notice are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of such meeting for a period of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to any of such proposals. Any such adjournments will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of such proposals. They will vote against any such adjournment those proxies required to be voted against any of such proposals. The costs of any such additional solicitation and of any adjourned session will be borne by the Company.

     The Board of Directors encourages you to have your shares voted by signing and returning the enclosed form of proxy. The fact that you will have returned your proxy in advance will in no way affect your right to vote in person should you find it possible to attend. However, by signing and returning the proxy you have assured your representation at the meeting. Thank you for your cooperation.

                                                                       EXHIBIT A

                            GENOME THERAPEUTICS CORP.

                             1995 STOCK OPTION PLAN

1.   PURPOSE

     The purpose of the 1995 Stock Option Plan (the "Plan") is to advance the interests of Genome Therapeutics Corp. (the "Company") by enhancing the ability of the Company and its subsidiaries to attract and retain employees, consultants or advisers who are in a position to make significant contributions to the success of the Company; to reward such individuals for their contributions; and to encourage such individuals to take into account the long-term interests on the Company through interests in shares of the Company's common stock ("Stock"). Any employee, consultant or adviser designated to participate in the Plan is referred to as a "participant." The proceeds received from the sale of stock pursuant to the Plan shall be used for general corporate purposes.

     Options granted pursuant to the Plan may be incentive stock options as defined in Section 422 of the Code (any option that is intended so to qualify as an incentive stock option being referred to herein as an "incentive option"), or options that are not incentive options, or both. Except as otherwise expressly provided with respect to an option grant, no option granted pursuant to the Plan shall be an incentive option.

2.   ADMINISTRATION

     The Plan shall be administered by a Stock Option Committee appointed by, or in a manner authorized by, the Board of Directors (the "Board") of the Company or such other committee of the Board as the Board shall from time to time appoint or authorize to administer the Plan (the Stock Option Committee or such other committee being hereinafter referred to as the "Committee"). The Committee shall have authority, not inconsistent with the express provisions for the Plan,
(a) to grant awards consisting of options or stock appreciation rights ("SARs"), or both, to such participants as the Committee may select; (b) to determine the time or times when awards shall be granted and the number of shares of Stock subject to each award; (c) to determine which options are, and which options are not, incentive options; (d) to determine the terms and conditions of each award;
(e) to prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (f) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (g) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties. Subject to Section 8, the Committee shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by him under an award, to waive any condition or provision of an award, and to amend or cancel any award (and if an award is canceled, to grant a new award on such terms as the Committee shall specify), except that the Committee may not take any action with respect to an outstanding award that would adversely affect the rights of the participant under such award without such participant's consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Section 4(c) and Section 6(j).

     The Committee shall consist of two or more members of the Board who are, at the time of their appointment and any time they exercise discretion in administering the Plan, "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and "outside directors" within the meaning of sec.162(m) of the Code. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

3.   EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall become effective on the date on which it is approved by the shareholders of the Company. Grants of awards under the Plan may be made prior to that date (but after Board adoption of the Plan), subject to approval of the Plan by such shareholders.

     No awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but awards previously granted may extend beyond that date.

4.   SHARES SUBJECT TO THE PLAN

     a. Number of Shares. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Stock that may be delivered upon the exercise of awards granted under the Plan shall be 750,000. If any award granted under the Plan terminates without having been exercised in full, or upon exercise is satisfied other than by delivery of Stock, the number of shares of Stock as to which such award was not exercised shall be available for future grants within the limits set forth in this Section 4(a).

     b. Maximum Shares. Subject to Section 4(d), the maximum number of shares of Stock with respect to which an award may be granted to any participant during any single fiscal year is 500,000. For purposes of this paragraph, except as otherwise provided in regulations or other guidance issued under Section 162(m) of the Code, any repricing of an option or Stock Appreciation Right shall be treated as an additional grant.

     c. Shares to be Delivered. Shares delivered under the Plan will be common stock of the Company and shall be authorized but unissued Stock, or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock will be delivered under the Plan.

     d. Changes in Stock. In the event of a stock dividend or other distribution to common stock holders other than a normal cash dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock or securities of the Company subject to awards then outstanding or subsequently granted under the Plan, the exercise price of such awards, the maximum number of shares or securities that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

     The Board or Committee may also adjust the number of shares subject to outstanding awards, the exercise price of outstanding awards and the terms of outstanding awards, to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(j)), acquisitions or dispositions of stock or property or any other event if it is determined by the Board or Committee in its sole discretion that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an incentive option, without the consent of the participant, if it would constitute a modification, extension or renewal of the option within the meaning of section 424(h) of the Code.

5.   ELIGIBILITY FOR AWARDS

     Those eligible to receive awards under the Plan ("Participants") will be employees of the Company or any of its subsidiaries ("Employees") and other persons or entities (including without limitation non-Employee directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company and its subsidiaries. Incentive options shall be granted only to "employees" as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options.

     A subsidiary for purposes of the Plan shall be a corporation (i) in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock or (ii) over which the Company has effective operating control; provided, however, that no corporation shall be deemed a subsidiary for the purpose of any provisions applicable to incentive options, and no incentive options shall be granted to employees of such corporation, unless in each case such corporation shall constitute a subsidiary as defined in clause (i) above.

6.   TERMS AND CONDITIONS OF OPTIONS AND SARs

     a. Exercise Price of Options. The exercise price of each option shall be determined by the Committee but in the case of an incentive option shall not be less than 100% (110%, in the case of an incentive option granted to a ten-percent shareholder) of the fair market value of the Stock at the time the option is granted; nor shall the exercise price be less, in the case of an original issue of authorized stock, than par value. For this purpose, "fair market value" in the case of incentive options shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to incentive options; and "ten-percent shareholder" shall mean any participant who at the time of grant owns directly, or by reason of the attribution rules set forth in section 424(d) of the Code is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

     b. Duration of Options. An option shall be exercisable during such period or periods as the Committee may specify. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is ten years (five years, in the case of an incentive option granted to a "ten-percent shareholder" as defined in (a) above) from the date the option was granted or such earlier date as may be specified by the Committee at the time the option is granted.

     c. Exercise of Options.

          i. An option shall become exercisable at such time or times and upon such conditions as the Committee shall specify. In the case of an option not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the option may be exercised.

          ii. Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (A) such documents as may be required by the Committee and (B) payment in full as specified below in Section 6(d) for the number of shares for which the option is exercised.

          iii. In the case of an option that is not an incentive option, the Committee shall have the right to require that the participant exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make any other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option. If permitted by the Committee, either at the time of the grant of the option or the time of exercise, the participant may elect, at such time and in such manner as the Committee may prescribe, to satisfy such withholding obligation by (A) delivering to the Company Stock owned by such individual having a fair market value equal to such withholding obligation, or (B) requesting that the Company withhold from the shares of Stock to be delivered upon the exercise a number of shares of Stock having a fair market value equal to such withholding obligation.

          In the case of an incentive option, if at the time the option is exercised the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the participant exercising the option agree (A) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise, and (B) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

          iv. If an option is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the option has been transferred by the participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

     d. Payment for and Delivery of Stock. Stock purchased upon exercise of an option under the Plan shall be paid for as follows: (i) in cash or by certified check or cashier's check, bank draft or money order payable to the order of the Company or (ii) if so permitted by the Committee (which, in the case of an incentive option, shall specify such method of payment at the time of grant), (A) through the delivery of shares of Stock (duly owned by the participant and for which the participant has good title, free and clear of any liens and encumbrances) having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (B) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (C) by any combination of the permissible forms of payment.

     e. Stock Appreciation Rights. The Committee in its discretion may grant SARs either in tandem with or independent of options awarded under the Plan. Except as hereinafter provided, each SAR will entitle the participant to receive upon exercise, with respect to each share of Stock to which the SAR relates, the excess of (i) the share's value on the date of exercise, over (ii) the share's fair market value on the date it was granted. For purposes of clause (i), "value" shall mean fair market value; provided, that the Committee may adjust such value to take into account dividends on the Stock and may also grant SARs that provide, in such limited circumstances following a change in control of the Company (as determined by the Committee) as the Committee may specify, that "value" for purposes of clause (i) is to be determined by reference to an average value for the Stock during a period immediately preceding the change in control, all as determined by the Committee. The amount payable to a participant upon exercise of an SAR shall be paid either in cash or in shares of Stock, as the Committee determines. Each SAR shall be exercisable during such period or periods and on such terms as the Committee may specify. No SAR shall be exercisable after the date which is ten years from the date of grant.

     f. Delivery of Stock. A participant shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him under the Plan.

     The Company shall not be obligated to deliver any shares of Stock (i) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (ii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the award, such representation or agreements as counsel of the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     g. Nontransferability of Awards. Except as the Board may otherwise determine in connection with the gifts, no award may be transferred other than by will or by the laws of descent and distribution, and during a participant's lifetime, an award may be exercised only by him (or in the event of the participant's incapacity, the person or persons legally appointed to act on the participant's behalf).

     h. Death. If a participant dies, each award held by the participant immediately prior to death may be exercised, to the extent it was exercisable immediately prior to death, by his executor or administrator, or by the person or persons to whom the award is transferred by will or the applicable laws of descent and distribution, at any time within the three-year period ending with the third anniversary of the participant's death (or such shorter or longer period as the Board or Committee may determine) but in no event beyond the Final Exercise Date. All awards held by a participant immediately prior to death that are not then exercisable shall terminate on the date of death.

     i. Other Termination of Service. If an employee's employment with the Company and its subsidiaries terminates for any reason other than death, all awards held by the employee that are not then exercisable on the date employment terminates shall continue to be exercisable for a period of three months (or such longer period as the Committee may determine, but in no event beyond the Final Exercise Date) unless the employee was discharged for cause which in the opinion of the Committee casts such discredit on him as to justify termination of his awards. After completion of that three-month period (or such shorter or longer period as the Board or Committee may determine) such awards shall terminate to the extent not previously exercised, expired or terminated. For purposes of this Section 6(i), employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the employee's right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an award in a transaction to which section 424(a) of the Code applies.

     In the case of a participant who is not an employee, provisions relating to the exercisability of awards following termination of service shall be specified in the award. If not so specified, all awards held by such participant that are not then exercisable shall terminate upon termination of service.

     j. Mergers, etc. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets, all outstanding awards shall thereupon terminate, provided that at least 20 days prior to the effective date of any such merger, consolidation or sale of assets, the Board or Committee shall either (i) make all outstanding awards exercisable immediately prior to consummation of such merger, consolidation or sale of assets or (ii) if there is a surviving or acquiring corporation, arrange, subject to consummation of the merger, consolidation or sale of assets, to have that corporation or an affiliate of that corporation grant to participants replacement awards which in the case of incentive awards satisfy, in the determination of the Board or Committee, the requirement of section 424(a) of the Code.

     The Board or Committee may grant awards under the Plan in substitution for awards held by employees, consultants or advisers of another corporation who concurrently becomes employees, consultants or advisers of the Company or a subsidiary of the Company as a result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of that corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Board or Committee considers appropriate in the circumstances.

7.   EMPLOYMENT RIGHTS

     Neither the adoption of the Plan nor the grant of awards shall confer upon any participant any right to continue as an employee of, or consultant or adviser to, the Company or any parent or subsidiary or affect in any way the right of the Company or parent or subsidiary to terminate such participant at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the Company to the participant by contract or otherwise.

8.   EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

     Neither adoption of the Plan nor the grant of awards to a participant shall affect the Company's right to make awards to such participant that are not subject to the Plan, to issue to such participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued.

     The Committee may at any time discontinue granting awards under the Plan. With the consent of the participant, the Committee may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the Committee specified. The Board may at any time or times amend the Plan or any outstanding award for the purpose of satisfying the requirements of section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment shall, without the approval of the stockholders of the Company effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Rule 16b-3 under the Securities Exchange Act of 1934 or Section 422 of the Code, and no such amendment shall adversely affect the rights of any participant (without his consent) under any award previously granted.

                          GENOME THERAPEUTICS CORP.

          SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS,
P                             FEBRUARY 16, 1996
R
O
X       The undersigned hereby appoints Robert J. Hennessey and Fenel Eloi or
Y either of them, proxies with power of substitution to each, to vote at the Special Meeting in Lieu of an Annual Meeting of Stockholders of Genome Therapeutics Corp., to be held on February 16, 1996, at the Bank of Boston, 100 Federal Street, 35th Floor, Boston, Massachusetts at 1:00 p.m., local time, or at any adjournments thereof, all of the shares of Common Stock, par value $.10 per share, of Genome Therapeutics Corp. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                                                     -----------
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
                                                                         SIDE
                                                                     -----------

    PLEASE MARK
/X/ VOTES AS IN                                                          Genome
    THIS EXAMPLE.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no contrary direction is made, this proxy will be voted for Proposal 1 (election of directors), Proposal 2 (approval of the 1995 Stock Option Plan), Proposal 3 (approval of grant of stock option to Robert J. Hennessey), Proposal 4 (approval of grant of stock option to Dr. Philip Leder), Proposal 5 (approval of grant of stock option to Lawrence Levy), Proposal 6 (approval of grant of stock option to Donald J. McCarren), Proposal 7 (approval of grant of stock option to Steven M. Rauscher) and Proposal 8 (ratification of selection of auditors).

1. To elect six directors.
NOMINEES: Philip Leder, Robert J. Hennessey, Orrie M. Friedman, Lawrence Levy, Donald J. McCarren, Steven M. Rauscher

        FOR          WITHHELD
        ALL   / /    FROM ALL / /
     NOMINEES        NOMINEES


/ /
   -----------------------------------
For all nominees except as noted above

2. To approve the Company's 1995 Stock Option          FOR  AGAINST  ABSTAIN
   Plan.                                               / /    / /      / /

3. To approve the grant of a stock option to           FOR  AGAINST  ABSTAIN
   Robert J. Hennessey.                                / /    / /      / /

4. To approve the grant of a stock option to           FOR  AGAINST  ABSTAIN
   Dr. Philip Leder.                                   / /    / /      / /

5. To approve the grant of a stock option to           FOR  AGAINST  ABSTAIN
   Lawrence Levy.                                      / /    / /      / /

6. To approve the grant of a stock option to           FOR  AGAINST  ABSTAIN
   Donald J. McCarren.                                 / /    / /      / /

7. To approve the grant of a stock option to           FOR  AGAINST  ABSTAIN
   Steven M. Rauscher.                                 / /    / /      / /

8. To ratify the selection of Arthur Anderson          FOR  AGAINST  ABSTAIN
   LLP as the Company's auditors for the               / /    / /      / /
   fiscal year ending August 31, 1996.

9. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments of the meeting.

                                                            MARK HERE
                                    PLEASE SIGN AND DATE   FOR ADDRESS / /
                                                            CHANGE AND
                                                           NOTE AT LEFT

NOTE: Please sign exactly as name appears on this card. All joint owners should sign. When signing as executor, administrator, attorney or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.

        Signature:                              Date
                  ------------------------------    ----------------------

        Signature:                              Date
                  ------------------------------    ----------------------